Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

REIT Registration Statement Declared Effective

Baton Rouge, LA – October 17, 2014 – Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces that the registration statement on Form S-4 filed by its wholly owned subsidiary, Lamar Advertising REIT Company (“Lamar REIT”), which contains a proxy statement of Lamar, was declared effective yesterday by the Securities and Exchange Commission. The proxy statement relates to a special meeting of Lamar’s stockholders scheduled to be held on November 17, 2014, at 9:00 a.m., Central Standard Time, at the offices of Lamar to consider and vote on, among other things, a proposal to adopt the Agreement and Plan of Merger dated August 27, 2014 (the “Merger Agreement”), by and between Lamar and Lamar REIT. As previously announced, stockholders of record of Lamar at the close of business on October 3, 2014, will be entitled to vote by proxy or in person at the special meeting. The proxy statement is expected to be mailed to stockholders of record on or about October 17, 2014.

As previously announced, Lamar approved a plan to reorganize its business operations to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year commencing January 1, 2014. As one of the steps in the proposed conversion, Lamar entered into the Merger Agreement with Lamar REIT which provides for, among other things, the merger of Lamar with and into Lamar REIT (the “Merger”), with Lamar REIT the surviving entity in the merger and succeeding to and continuing to operate the existing business of Lamar. Effective at the time of the Merger, Lamar REIT will be renamed “Lamar Advertising Company.” Pursuant to the Merger Agreement, the outstanding shares of Lamar’s Class A common stock, Class B common stock and Series AA preferred stock will be converted into the right to receive the same number of shares of Lamar REIT Class A common stock, Class B common stock and Series AA preferred stock, respectively.

Consummation of the Merger is subject to certain conditions, including approval by Lamar’s stockholders and other customary closing conditions. While Lamar anticipates electing REIT status for the taxable year beginning January 1, 2014, there is no certainty as to the timing of a REIT election or whether Lamar will ultimately make a REIT election.

Forward-Looking Statements

This press release contains forward-looking statements concerning Lamar Advertising Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding its expectation to elect REIT status, the expected timing and effect of that election and the expected timing of the mailing and the special meeting. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Lamar Advertising REIT Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of Lamar Advertising Company and a prospectus of Lamar Advertising REIT Company with respect to the proposed merger. The registration statement was declared effective by the SEC on October 16, 2014. Notice of a special meeting of stockholders and a definitive proxy statement/prospectus is expected to be mailed on or about October 17, 2014, to stockholders who hold shares of capital stock of Lamar Advertising Company as of October 3, 2014. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Lamar Advertising Company free of charge by contacting Secretary, c/o Lamar Advertising Company, 5321 Corporate Blvd., Baton Rouge, LA 70808.

Lamar Advertising Company, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4 and proxy statement when they become available. Information about the directors and executive officers of Lamar Advertising Company and their ownership of Lamar Advertising Company capital stock is set forth in the proxy statement for Lamar Advertising Company’s 2014 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement (including all amendments and supplements thereto) carefully before making any voting or investment decisions.

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com